Exhibit 2.1











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                          AGREEMENT AND PLAN OF MERGER

                            dated as of June 7, 2000

                                 by and between

                          MUTUAL FIRST FINANCIAL, INC.

                                       and

                          MARION CAPITAL HOLDINGS, INC.












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                                                 TABLE OF CONTENTS

ARTICLE I

     CERTAIN DEFINITIONS.......................................................1
     1.01     Certain Definitions..............................................1

ARTICLE II

     THE TRANSACTION...........................................................6
     2.01     [INTENTIONALLY LEFT BLANK].......................................6
     2.02     The Company Merger...............................................6
     2.03     Bank Merger......................................................7
     2.04     Effective Date and Effective Time................................8
     2.05     Reservation of Right to Revise Transaction.......................8

ARTICLE III

     CONSIDERATION; EXCHANGE PROCEDURES........................................8
     3.01     Merger Consideration.............................................8
     3.02     Rights as Stockholders; Stock Transfers..........................9
     3.03     Fractional Shares................................................9
     3.04     Exchange Procedures..............................................9
     3.05     Anti-Dilution Provisions........................................11
     3.06     Options.........................................................11

ARTICLE IV

     ACTIONS PENDING TRANSACTION..............................................12
     4.01     Forbearances of Marion..........................................12
     4.02     Forbearances of Mutual First....................................15

ARTICLE V

     REPRESENTATIONS AND WARRANTIES...........................................17
     5.01     Disclosure Schedules............................................17
     5.02     Standard........................................................18
     5.03     Representations and Warranties of Marion........................18
     5.04     Representations and Warranties of Mutual First..................28


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ARTICLE VI

     COVENANTS................................................................35
     6.01     Reasonable Best Efforts.........................................35
     6.02     Stockholder Approvals...........................................35
     6.03     Registration Statement..........................................35
     6.04     Press Releases..................................................36
     6.05     Access; Information.............................................36
     6.06     Marion Proposal.................................................37
     6.07.    Affiliate Agreement.............................................38
     6.08     Takeover Laws...................................................38
     6.09     Certain Policies................................................38
     6.10     NASDAQ Listing..................................................38
     6.11     Regulatory Applications.........................................39
     6.12     Indemnification.................................................39
     6.13     Benefit Plans...................................................40
     6.14     Notification of Certain Matters.................................41
     6.15     Directors.......................................................42
     6.16     THIS PARAGRAPH INTENTIONALLY LEFT BLANK.........................42
     6.17     Liabilities and Remedies and Breakup Fee........................42
     6.18     Marion Fee......................................................43

ARTICLE VII

     CONDITIONS TO CONSUMMATION OF THE COMPANY MERGER.........................43
     7.01     Conditions to Each Party's Obligation to
                Effect the Company Merger.....................................43
     7.02     Conditions to Obligation of Marion..............................45
     7.03     Conditions to Obligation of Mutual First........................45

ARTICLE VIII

     TERMINATION..............................................................46
     8.01     Termination.....................................................46
     8.02     Effect of Termination and Abandonment...........................47

ARTICLE IX

     MISCELLANEOUS............................................................47
     9.01     Survival........................................................47
     9.02     Waiver; Amendment...............................................47
     9.03     Counterparts....................................................47
     9.04     Governing Law...................................................47
     9.05     Expenses........................................................48

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     9.06     Notices.........................................................48
     9.07     Entire Understanding; No Third Party Beneficiaries..............49
     9.08     Interpretation; Effect..........................................49





EXHIBIT A         Form of Subsidiary Plan of Merger
EXHIBIT B         Form of Marion Affiliate Agreement



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         AGREEMENT  AND  PLAN  OF  MERGER,  dated  as  of  June  7,  2000  (this
"Agreement"), by and between Mutual First Financial, Inc. ("Mutual First") and Marion Capital Holdings, Inc. ("Marion").

                                    RECITALS

         A. Marion. Marion is an Indiana corporation, having its principal place of business in Marion, Indiana.

         B. Mutual First. Mutual First is a Maryland corporation, having its principal place of business in Muncie, Indiana.

         C. Intentions of the Parties. It is the intention of the parties to this Agreement that the combination of Marion and Mutual First be accounted for under the "purchase" accounting method and that each of the business combinations contemplated hereby be treated as a "reorganization" under Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

         D. Board Action. The respective Boards of Directors of Mutual First and Marion have determined that it is in the best interests of their respective companies and their stockholders to consummate a strategic business alliance between Marion and Mutual First by the merger of Marion with and into Mutual First and the other business combinations contemplated herein.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements contained herein the parties agree as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS

         1.01 Certain Definitions. The following terms are used in this Agreement with the meanings set forth below:

     "Agreement" means this Agreement, as amended or modified from time to time in accordance with Section 9.02.

     "Bank Merger" has the meaning set forth in Section 2.03.

     "CEBA" means the Competitive Equality Banking Act of 1987.

     "Code" has the meaning set forth in the Recitals to this Agreement.

     "Company Merger" has the meaning set forth in Section 2.02(a).

     "Compensation and Benefit Plans" has the meaning set forth in Section 5.03(m).

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     "Costs" has the meaning set forth in Section 6.12(a).

     "Disclosure Schedule" has the meaning set forth in Section 5.01.

     "DOL" means the Department of Labor.

     "Effective Date" means the date on which the Effective Time occurs.

     "Effective Time" means the effective time of the Company Merger and the Bank Merger, as provided for in Section 2.04.

     "Environmental   Laws"  means  all  applicable  local,  state  and  federal environmental, health and safety laws and regulations, including, without limitation, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation, and Liability Act, the Clean Water Act, the Clean Air Act, and the Occupational Safety and Health Act, each as amended, regulations promulgated thereunder, and state counterparts.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" has the meaning set forth in Section 5.03(m).

     "ERISA Affiliate Plan" has the meaning set forth in Section 5.03(m).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

     "Exchange Agent" has the meaning set forth in Section 3.04(a).

     "Exchange Fund" has the meaning set forth in Section 3.04(a).

     "Exchange Ratio" has the meaning set forth in Section 3.01(a).

     "FDIC" means the Federal Deposit Insurance Corporation

     "FFIEC" means the Federal Financial Institutions Examination Council.

     "Governmental   Authority"  means  any  court,   administrative  agency  or
commission  or  other  federal,   state  or  local  governmental   authority  or
instrumentality.

     "Indemnified Party" has the meaning set forth in Section 6.12(a).

     "Indiana Law" means the relevant provisions of the Indiana Business Corporation Law.

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     "Indiana Secretary" means the Secretary of State of the State of Indiana.

     "Insurance Amount" has the meaning set forth in Section 6.12(b).

     "IRS" means the Internal Revenue Service.

     "Lien" means any charge, mortgage, pledge, security interest, restriction, claim, lien, or encumbrance.

     "Marion" has the meaning set forth in the preamble to this Agreement.

     "Marion Affiliate" has the meaning set forth in SEC Accounting Series Releases 130 and 135.

     "Marion Board" means the Board of Directors of Marion.

     "Marion Bylaws" means the Bylaws of Marion.

     "Marion Articles" means the Articles of Incorporation of Marion.

     "Marion Common Stock" means the common stock, without par value of Marion.

     "Marion Meeting" has the meaning set forth in Section 6.02.

     "Marion Preferred Stock" means the preferred stock, without par value of Marion.

     "Marion Proposal" shall mean a tender offer or exchange offer, proposal for a merger, involving Marion or any of its subsidiaries, or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of, the assets or deposits of Marion or any of its subsidiaries, other than the transactions contemplated by this agreement.

     "Marion  Stock"  means,  collectively,   Marion  Common  Stock  and  Marion
Preferred Stock.

     "Marion Stock Option" has the meaning set forth in Section 3.06(a).

     "Marion Stock Plan" means the Marion Capital Holdings, Inc. Stock Option Plan.

     "Maryland Law" means the relevant provisions of the Maryland corporate code.

     "Maryland   Secretary"  means  the  State  Department  of  Assessments  and
Taxation.

     "Material Adverse Effect" means, with respect to Mutual First or Marion, any effect that (i) is material and adverse to the financial position, results of operations or business of Mutual First

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and its Subsidiaries  taken as a whole or Marion and its Subsidiaries taken as a whole, respectively, or (ii) would materially impair the ability of Mutual First or Marion to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the Company Merger and the other transactions contemplated by this Agreement; provided, however, that Material Adverse Effect shall not be deemed to include the impact of (a) changes in thrift, banking and similar laws of general applicability or interpretations thereof by courts or governmental authorities, or other changes affecting depository institutions generally, including changes in general economic conditions and changes in prevailing interest and deposit rates, (b) changes in generally accepted accounting principles or regulatory accounting requirements applicable to thrifts, banks and their holding companies generally,
(c) any modifications or changes to valuation policies and practices in connection with the Company Merger or Bank Merger or restructuring charges taken in connection with the Company Merger or Bank Merger, in each case in accordance with generally accepted accounting principles, (d) changes resulting from expenses (such as legal, accounting and investment bankers' fees) incurred in connection with this Agreement and (e) actions or omissions of Mutual First or Marion taken with the prior written consent of Marion or Mutual First, as applicable, in contemplation of the transactions contemplated hereby.

     "Merger Consideration" has the meaning set forth in Section 2.05.

     "Mutual First" has the meaning set forth in the preamble to this Agreement.

     "Mutual First Affiliate" has the meaning set forth in SEC Accounting Series Releases 130 and 135.

     "Mutual First Board" means the Board of Directors of Mutual First.

     "Mutual First Common Stock" means the common stock, par value $0.01 per share, of Mutual First.

     "Mutual First Meeting" has the meaning set forth in Section 6.02.

     "Mutual First Proposal" shall mean a tender offer or exchange offer, proposal for a merger, involving Mutual First or any of its Subsidiaries, or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of, the assets or deposits of Mutual First or any of its subsidiaries, other than the transactions contemplated by this Agreement.

     "NASDAQ" means The Nasdaq Stock Market, Inc.'s National Market System.

     "New Certificates" has the meaning set forth in Section 3.04(a).

     "Old Certificates" has the meaning set forth in Section 3.04(a).

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     "OTS" means the Office of Thrift Supervision.

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "Pension Plan" has the meaning set forth in Section 5.03(m).

     "Person" means any individual, bank, corporation, partnership, association, joint-stock company, business trust or unincorporated organization.

     "Previously Disclosed" by a party shall mean information set forth in its Disclosure Schedule.

     "Proxy Statement" has the meaning set forth in Section 6.03.

     "Registration Statement" has the meaning set forth in Section 6.03.

     "Regulatory Authorities" has the meaning set forth in Section 5.03(i).

     "Representatives"   means,  with  respect  to  any  Person,  such  Person's
directors,   officers,   employees,   legal  or   financial   advisors   or  any
representatives of such legal or financial advisors.

     "Rights" means, with respect to any Person, securities or obligations convertible into or exercisable or exchangeable for, or giving any person any right to subscribe for or acquire, or any options, calls or commitments relating to, or any stock appreciation right or other instrument the value of which is determined in whole or in part by reference to the market price or value of, shares of capital stock of such Person.

     "SEC" means the Securities and Exchange Commission.

     "SEC Documents" has the meaning set forth in Section 5.03(g).

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

     "Specified Representations" has the meaning set forth in Section 5.02.

     "Subsidiary" has the meaning ascribed to it in Rule 1-02 of Regulation S-X of the SEC.

     "Surviving Corporation" has the meaning set forth in Section 2.02.

     "Takeover Laws" has the meaning set forth in Section 5.03(o).

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     "Tax" and  "Taxes"  means  all  federal,  state,  local or  foreign  taxes, charges, fees, levies or other assessments, however denominated, including, without limitation, all net income, gross income, gains, gross receipts, sales, use, ad valorem, goods and services, capital, production, transfer, franchise,
windfall  profits,  license,  withholding,   payroll,  employment,   disability,
employer health, excise, estimated, severance, stamp, occupation, property, environmental, unemployment or other taxes, custom duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts, in each case imposed by any taxing or Governmental Authority whether arising before, on or after the Effective Date.

     "Tax Returns" means any return, amended return or other report (including elections, declarations, disclosures, schedules, estimates and information returns) required to be filed with any Governmental Authority with respect to any Tax.

     "Transaction" means the Company Merger and the Bank Merger.

     "Treasury Stock" shall mean shares of Marion Stock held by Marion or any of its Subsidiaries or by Mutual First or any of its Subsidiaries, in each case other than in a fiduciary capacity or as a result of debts previously contracted in good faith.

                                                    ARTICLE II

                                                  THE TRANSACTION

     2.01     [INTENTIONALLY LEFT BLANK]

     2.02     The Company Merger.

               (a) Merger. At the Effective Time, Marion shall merge with and into Mutual First (the "Company Merger"), the separate corporate existence of Marion shall cease and Mutual First shall survive and continue to exist as a Maryland corporation (Mutual First, as the surviving corporation in the Company Merger, sometimes being referred to herein as the "Surviving Corporation").

               (b) Corporate Law Filings. Subject to the satisfaction or waiver of the conditions set forth in Article VII, the Company Merger shall become effective upon the occurrence of the filing in the office of the Maryland Secretary of articles of merger in accordance with Maryland Law and the filing in the office of the Indiana Secretary of articles of merger in accordance with Indiana Law, or such later date and time as may be set forth in such articles of merger.

               (c) Effects of Company Merger. The Company Merger shall have the effects prescribed in the Maryland Law including but not limited to, Mutual First, as the

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               Surviving Corporation, thereupon and thereafter possessing all of the rights, privileges, immunities and franchises, of a public as well as of a private nature, of each of the corporations so merged and Mutual First, as the Surviving Corporation, becoming responsible and liable for all the liabilities, obligations and penalties of each of the corporations so merged. All rights of creditors and obligors and all liens on the property of each of Marion and Mutual First shall be preserved unimpaired.

               (d) Articles of Incorporation and Bylaws of Surviving Corporation. The Articles of Incorporation and Bylaws of Mutual First immediately after the Company Merger shall be those of Mutual First as in effect immediately prior to the Effective Time.

               (e) Directors and Officers of the Surviving Corporation. The directors and officers of Mutual First immediately after the Company Merger shall be the directors and officers of Mutual First immediately prior to the Effective Time, subject to the provisions of Section 6.15 hereof, until such time as their successors shall be duly elected and qualified.

               (f) Service of Process. At the Effective Time, Mutual First, as the Surviving Corporation, consents to be sued and served with process in the State of Maryland and irrevocably appoints the Maryland Secretary of State as its agent to accept service of process in any proceeding in the State of Maryland to enforce against it any obligation of Marion.

               (g) Principal Office. The location of the principal office of Mutual First, as the Surviving Corporation, in the State of Indiana shall be 110 E. Charles Street, Muncie, Indiana.

               (h) Plan of Merger. At the reasonable request of any party, Marion and Mutual First shall enter into a separate plan of merger reflecting the terms of the Company Merger for purposes of any state law filing requirement.

         2.03 Bank Merger. At the Effective Time and immediately following the Company Merger, First Federal Savings Bank of Marion ("First Federal"), a federally chartered savings bank and wholly owned Subsidiary of Marion, shall be merged with and into Mutual Federal Savings Bank ("Mutual First Bank"), a federally chartered savings bank and wholly-owned Subsidiary of Mutual First. Such merger is hereinafter sometimes referred to as the "Bank Merger". The Bank Merger shall be implemented pursuant to Subsidiary Plan of Merger, in substantially the form of Exhibit A. In order to obtain the necessary state and federal regulatory approvals for the Bank Merger, the parties hereto shall cause the following to be accomplished prior to the filing of applications for regulatory approval: Marion shall cause the Board of Directors of First Federal to approve Subsidiary Plan of Merger, Marion as the sole stockholder of First Federal shall approve Subsidiary Plan of Merger, and Marion shall cause Subsidiary

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Plan of Merger to be duly  executed  by First  Federal and  delivered  to Mutual
First. Mutual First shall cause the Board of Directors of Mutual First Bank to approve The Subsidiary Plan of Merger, Mutual First as the sole stockholder of Mutual First Bank shall approve the Subsidiary Plan of Merger, and Mutual First shall cause the Subsidiary Plan of Merger to be duly executed by Mutual First Bank and delivered to Marion. Prior to the Effective Time, Marion shall cause First Federal and Mutual First shall cause Mutual First Bank to execute such articles of combination as are necessary to make effective the Bank Merger and cause such documents to be timely and appropriately filed and endorsed, where required, by the OTS so that the Bank Merger shall become effective at the Effective Time.

         2.04 Effective Date and Effective Time. Subject to the satisfaction or waiver of the conditions set forth in Article VII, the parties shall cause the effective date of the Company Merger and the Bank Merger (the "Effective Date") to occur on (i) the fifth business day after the last of the conditions set forth in Article VII to be satisfied prior to the Effective Date shall have been satisfied or waived in accordance with the terms of this Agreement or (ii) such other date to which the parties may agree in writing. The time on the Effective Date when the Company Merger and the Bank Merger shall become effective is referred to as the "Effective Time".

         2.05 Reservation of Right to Revise Transaction. Mutual First may at any time prior to the Effective Time, with the prior consent of Marion (such consent not to be unreasonably withheld or delayed), change the method of effecting the Transaction or any part thereof if and to the extent it deems such change to be necessary, appropriate or desirable; provided, however, that no such change shall (i) alter or change the amount or kind of consideration to be issued to holders of Marion Common Stock as provided for in this Agreement (the "Merger Consideration"), (ii) adversely affect the tax treatment of Marion's stockholders as a result of receiving the Merger Consideration, (iii) materially impede or delay consummation of the Transaction, (iv) result in any representation or warranty of any party set forth in this Agreement becoming incorrect in any material respect, or (v) diminish the benefits, including membership on the Mutual First Board, to be received by the directors, officers or employees of Marion and its Subsidiaries as set forth in this Agreement or in any other written agreements between the parties made in connection with this Agreement.

                                   ARTICLE III

                       CONSIDERATION; EXCHANGE PROCEDURES

     3.01 Merger Consideration. Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Company Merger and without any action on the part of any Person:

               (a)  Outstanding  Marion  Common  Stock.  Each  share,  excluding
          Treasury   Stock,  of  Marion  Common  Stock  issued  and  outstanding immediately prior to the

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         Effective Time shall become and be converted into,  subject to Sections
         3.03 and 3.05 hereof, 1.862 shares of Mutual First Common Stock (the "Exchange Ratio"). The Exchange Ratio shall be subject to adjustment as set forth in Section 3.05.

                  (b) Outstanding Mutual First Common Stock. Each share of Mutual First Common Stock issued and outstanding or held in treasury immediately prior to the Effective Time shall remain issued and outstanding or held in treasury and shall be unaffected by the Company Merger.

                  (c) Treasury Shares. Each share of Marion Common Stock held as Treasury Stock immediately prior to the Effective Time shall be canceled and retired at the Effective Time, and no consideration shall be issued in exchange therefor.

         3.02 Rights as Stockholders; Stock Transfers. At the Effective Time, holders of Marion Stock shall cease to be, and shall have no rights as, stockholders of Marion, other than to receive any dividend or other distribution with respect to such Marion Stock permitted under this Agreement with a record date occurring prior to the Effective Time and the consideration provided under this Article III. After the Effective Time, there shall be no transfers on the stock transfer books of Marion or the Surviving Corporation of shares of Marion Stock.

         3.03 Fractional Shares. Notwithstanding any other provision hereof, no fractional shares of Mutual First Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Company Merger; instead, Mutual First shall pay to each holder of Marion Common Stock who would otherwise be entitled to a fractional share of Mutual First Common Stock (after taking into account all Old Certificates delivered by such holder) an amount in cash (without interest) determined by multiplying such fraction by the closing sale price of Mutual First Common Stock, as reported by the NASDAQ reporting system (as reported in The Wall Street Journal or, if not reported therein, in another authoritative source), for the last trading day immediately preceding the Effective Date.

         3.04     Exchange Procedures.

                  (a) Deposit of New Certificates, Etc. At or prior to the Effective Time, Mutual First shall deposit, or shall cause to be deposited, with an independent exchange agent to be selected by Mutual First and reasonably acceptable to Marion (the "Exchange Agent"), for the benefit of the holders of certificates formerly representing shares of Marion Common Stock ("Old Certificates"), for exchange in accordance with this Article III, certificates representing the shares of Mutual First Common Stock ("New Certificates") and an estimated amount of cash (such cash and New Certificates, together with any dividends or distributions with a record date occurring after the Effective Date with respect thereto (without any interest on any such cash, dividends or distributions), being hereinafter referred to as the "Exchange
         Fund") to be paid pursuant to this Article III in exchange for outstanding shares of Marion Common Stock.

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                  (b)  Transmittal  and  Deliveries.  As promptly as practicable after the Effective Date, Mutual First shall send or cause to be sent to each former holder of record of shares of Marion Common Stock immediately prior to the Effective Time transmittal materials (which shall specify that risk of loss and title to Old Certificates shall pass only upon acceptance of such Old Certificates by Mutual First or the Exchange Agent) for use in exchanging such stockholder's Old Certificates for the consideration set forth in this Article III. Mutual First shall cause the New Certificates into which shares of a stockholder's Marion Common Stock are converted on the Effective Date and/or any check in respect of any fractional share interests or dividends or distributions which such person shall be entitled to receive to be delivered to such stockholder upon delivery to the Exchange Agent of Old Certificates representing such shares of Marion Common Stock (or indemnity reasonably satisfactory to Mutual First and the Exchange Agent, if any of such certificates are lost, stolen or destroyed) owned by such stockholder. No interest will be paid on any such cash to be paid in lieu of fractional share interests or in respect of dividends or distributions which any such person shall be entitled to receive pursuant to this Article III upon such delivery. Mutual First and the Exchange Agent shall be entitled to rely upon the stock transfer books of Marion to establish the identity of those persons entitled to receive consideration specified in this Agreement, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Old Certificate, Mutual First or the Exchange Agent shall be entitled to deposit any consideration in respect thereof in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

                  (c) Escheat. Notwithstanding the foregoing, neither the Exchange Agent, if any, nor any party hereto shall be liable to any former holder of Marion Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

                  (d) Restrictions on the Payment of Dividends and Voting. No dividends or other distributions with respect to Mutual First Common Stock with a record date occurring after the Effective Time shall be paid to the holder of any unsurrendered Old Certificate representing shares of Marion Common Stock converted in the Company Merger into the right to receive shares of such Mutual First Common Stock until the holder thereof shall be entitled to receive New Certificates in exchange therefor in accordance with the procedures set forth in this
         Section 3.04, and no such shares of Marion Common Stock shall be eligible to vote until the holder of Old Certificates is entitled to receive New Certificates in accordance with the procedures set forth in this Section 3.04. After becoming so entitled in accordance with this
         Section 3.04, the record holder thereof also shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of Mutual First Common Stock such holder had the right to receive upon surrender of the Old Certificates.

                  (e) Return of Exchange Fund to Mutual First. Any portion of the Exchange Fund that remains unclaimed by the stockholders of Marion for twelve months after the Effective Time shall be paid to Mutual First. Any stockholders of Marion who have not theretofore complied with this Article III shall thereafter look only to Mutual First for payment of the shares of Mutual First Common Stock, cash in lieu of any fractional shares and unpaid dividends and distributions on Mutual First Common Stock deliverable in respect of each share of Marion Common Stock such stockholder holds as determined pursuant to this Agreement, in each case, without any interest thereon.

         3.05 Anti-Dilution Provisions. In the event Mutual First changes (or establishes a record date for changing) the number of shares of Mutual First Common Stock issued and outstanding prior to the Effective Date as a result of a stock split, stock dividend, recapitalization or similar transaction with respect to the outstanding Mutual First Common Stock and the record date therefor shall be prior to the Effective Date, the Exchange Ratio shall be proportionately adjusted.

         3.06     Options.

                  (a) Conversion. At the Effective Time, each option outstanding on the date of this Agreement to purchase shares of Marion Common Stock under the Marion Stock Plan (each, a "Marion Stock Option") and remaining outstanding immediately prior to the Effective Time shall, at the Effective Time, be assumed by Mutual First and each such Marion Stock Option shall continue to be outstanding, but shall represent an option to purchase shares of Mutual First Common Stock in an amount and at an exercise price determined as provided below (and otherwise subject to the terms of the applicable Marion Stock Plan and Marion Stock Option):

                           (i) the number of shares of Mutual First Common Stock
                  to be subject to the continuing option shall be equal to the product of the number of shares of Marion Common Stock subject to the original option and the Exchange Ratio, provided that any fractional share of Mutual First Common Stock resulting from such multiplication shall be rounded down to the nearest share; and

                           (ii) the  exercise  price per  share of Mutual  First
                  Common Stock under the continuing option shall be equal to the exercise price per share of Marion Common Stock under the original option divided by the Exchange Ratio, provided that such exercise price shall be rounded down to the nearest cent.

                  It is intended that the foregoing assumption shall be undertaken consistent with and in a manner that will not constitute a "modification" under Section 424 of the Code as to any Marion Stock Option which is an "incentive stock option".

                  (b) Reservation of Mutual First Common Stock and Securities Filings. At all times after the Effective Time, Mutual First shall reserve for issuance such number of shares of Mutual First Common Stock as necessary so as to permit the exercise of continuing options in the manner contemplated by this Agreement and the instruments pursuant to which such options were granted. Mutual First shall make all filings required under federal and state securities laws promptly after the Effective Time, but to be effective no earlier than one year from the effective date of Mutual First Bank's mutual to stock conversion, so as to permit the exercise of such continuing options and the sale of the shares received by the optionee upon such exercise at and after the Effective Time and Mutual First shall continue to make such filings thereafter as may be necessary to permit the continued exercise of continuing options and sale of such shares.

                                   ARTICLE IV

                           ACTIONS PENDING TRANSACTION

         4.01 Forbearances of Marion. From the date hereof until the Effective Time, except as expressly contemplated by this Agreement or any separate agreement entered into by Marion and Mutual First on the date hereof, (any such agreement being specifically incorporated by reference herein) without the prior written consent of Mutual First (which consent shall not be unreasonably withheld or delayed), Marion will not, and will cause each of its Subsidiaries not to:

                  (a) Ordinary Course. Conduct the business of Marion and its Subsidiaries other than in the ordinary and usual course or fail to use reasonable efforts to (i) preserve intact in any material respect their business organizations and assets and (ii) maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates, or take any action reasonably likely to materially impair Marion's ability to perform any of its obligations under this Agreement.

               (b) Marion Stock. Other than pursuant to Rights Previously Disclosed and outstanding on the date hereof, (i) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of Marion Stock or any Rights, (ii) enter into any agreement with respect to the foregoing, or (iii) permit any additional shares of Marion Stock to become subject to new grants of employee or director stock options, other Rights or similar stock-based employee rights.

               (c) Other Securities. Issue any other capital securities, capital stock of any Subsidiary, debentures, or subordinated notes.

               (d) Dividends, Etc. (i) Make, declare, pay or set aside for payment any dividend (other than (A), quarterly cash dividends on Marion Common Stock in an amount not to exceed $0.22 per share with record and payment dates consistent with past practice (provided the declaration of the last quarterly dividend by Marion prior to the Effective Time and the payment thereof shall be coordinated with, and subject to the approval of Mutual First, so as to preclude any duplication of dividend benefit) and (B) dividends from wholly owned Subsidiaries to Marion or another wholly owned Subsidiary of Marion) on or in respect of, or declare or make any distribution on any shares of Marion Stock or (ii) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock or Rights.

               (e) Compensation; Employment Agreements, Etc. Enter into or amend or renew any employment, consulting, severance or similar agreements or arrangements with any director, officer or employee of Marion or its Subsidiaries, or grant any salary or wage increase or increase any employee benefit (including incentive or bonus payments) except (i) for oral at will employment agreements, (ii) for normal individual increases in compensation to employees in the ordinary course of business consistent with past practice, (iii) for other changes that are required by applicable law, or (iv) to satisfy contractual obligations and planned programs existing as of the date hereof that are Previously Disclosed.

               (f) Benefit Plans. Enter into, establish, adopt or amend (except as may be required by existing contractual obligation or applicable law) any pension, profit sharing, employee stock ownership, retirement, stock option, stock appreciation, phantom stock, stock purchase, savings, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any director, officer or employee of Marion or its Subsidiaries, or take any action to accelerate the vesting or exercisability of stock options, restricted stock or other compensation or benefits payable thereunder.

               (g) Dispositions. Except as Previously Disclosed, sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any of its assets, deposits, business or properties except in the ordinary course of business for fair value and in a transaction that is not material to it and its Subsidiaries taken as a whole.

               (h) Acquisitions. Except as Previously Disclosed, acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice) all or any portion of, the assets, business, deposits or properties of any other entity.

               (i) Governing Documents. Amend the Marion Articles, Marion Bylaws or the certificate or articles of incorporation, charter or bylaws (or similar governing documents) of any of Marion's Subsidiaries.

               (j) Accounting Methods. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by generally accepted accounting principles.

               (k) Contracts. Except to satisfy Previously Disclosed written commitments outstanding on the date hereof, enter into or terminate any material contract (as defined in Section 5.03(k)) or amend or modify in any material respect or renew any of its existing material contracts.

               (l) Claims. Except in the ordinary course of business consistent with past practice, settle any claim, action or proceeding, except for any claim, action or proceeding which does not involve precedent for other material claims, actions or proceedings and which involves solely money damages in an amount, individually or in the aggregate for all such settlements, that is not material to Marion and its Subsidiaries, taken as a whole.

               (m) Foreclose. Foreclose upon or otherwise take title to or possession or control of any real property without first obtaining a phase one environmental report thereon; provided, however, that Marion and its Subsidiaries shall not be required to obtain such a report with respect to one-to four-family, non-agricultural residential property of five acres or less to be foreclosed upon unless it has reason to believe that such property might be in violation of or require remediation under Environmental Laws.

               (n) Deposit Taking and Branch Activities. In the case of First Federal (i) voluntarily make any material changes in or to its deposit mix; (ii) increase or decrease the rate of interest paid on time deposits or on certificates of deposit, except in a manner and pursuant to policies consistent with past practice; (iii) except as Previously Disclosed open any new branch or deposit taking facility;
          (iv) except as Previously Disclosed close or relocate any existing branch or other facility; or (v) incur any liability or obligation relating to retail banking and branch merchandising, marketing and advertising activities and initiatives materially in excess of the amounts budgeted in its 2000 business plan as Previously Disclosed;

               (o)  Investments.  Enter into any securities  transaction for its own account or purchase or otherwise acquire any investment security for its own account except purchases and sales of securities consistent with past practice in order to maintain investment portfolios at Marion and its Subsidiaries that have risk and asset mix characteristics substantially similar to those of the respective investment portfolios as of the date hereof.

               (p) Capital Expenditures. Purchase or lease any fixed asset where the amount paid or committed thereof is in excess of $25,000, except for Previously Disclosed amounts budgeted in the 2000 budget.

               (q) Lending. (i) Make any material changes in its policies concerning loan underwriting or which persons may approve loans or fail to comply with such policies; or (ii) make or commit to make any new loan, line or letter of credit, or any new or additional discretionary advance under any existing loan, line or letter of credit, or restructure any existing loan, line or letter of credit so that any such loan, line or letter of credit after such actions exceeds $500,000 without the prior written consent of Mutual First acting through its Chief Executive Officer or a Senior Vice President in a written notice to Marion, which approval or rejection shall be given within five business days after delivery by Marion to such officer of Mutual First of the complete loan package;

               (r) Adverse Actions. (i) Take any action or fail to take any action while knowing that such action or inaction would, or is reasonably likely to, prevent or impede the Company Merger and the Bank Merger from qualifying as reorganizations within the meaning of
          Section 368 of the Code; or (ii) knowingly take any action or fail to take any action that is intended or is reasonably likely to result in
          (A) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (B) any of the conditions to the Company Merger set forth in Article VII not being satisfied or (C) a material violation of any provision of this Agreement except, in each case, as may be required by applicable law or regulation.

               (s) Risk Management. Except as required by applicable law or regulation, (i) implement or adopt any material change in its interest rate and other risk management policies, procedures or practices; (ii) fail to follow its existing policies or practices with respect to managing its exposure to interest rate and other risk; or (iii) fail to use commercially reasonable means to avoid any material increase in its aggregate exposure to interest rate risk.

               (t) Indebtedness. Incur any indebtedness for borrowed money other than in the ordinary course of business and with a term of one year or less.

               (u) Commitments. Agree or commit to do any of the foregoing.

         4.02 Forbearances of Mutual First. From the date hereof until the Effective Time, except as expressly contemplated by this Agreement, without the prior written consent of Marion (which consent under subsection (e) shall not be unreasonably withheld or delayed), Mutual First will not, and will cause each of its Subsidiaries not to:

                  (a) Preservation. Fail to use reasonable efforts to (i) preserve intact in any material respect their business organizations and assets and (ii) maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates, or take any action reasonably likely to materially impair the ability of Mutual First to perform any of its obligations under this Agreement.

               (b) Adverse Actions. (i) Take any action or fail to take any action while knowing that such action or inaction would, or is reasonably likely to, prevent or impede the Company Merger and the Bank Merger from qualifying as reorganizations within the meaning of
          Section 368 of the Code; or (ii) knowingly take any action or fail to take any action that is intended or is reasonably likely to result in
          (A) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (B) any of the conditions to the Company Merger set forth in Article VII not being satisfied or (C) a material violation of any provision of this Agreement except, in each case, as may be required by applicable law or regulation.

               (c) Accounting Methods. Implement or adopt any material change in its accounting principles, practices or methods, other than as may be required by generally accepted accounting principles.

               (d) Acquisitions. Except as Previously Disclosed, acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice) all or a significant portion of the assets, business, deposits or properties of any other entity if the impact of any such acquisition would be to prevent or materially delay the Effective Time of the Transaction.

               (e) Ordinary Course. Conduct the business of Mutual First and its Subsidiaries other than in the ordinary and usual course or fail to use reasonable efforts to (i) preserve intact in any material respect their business organizations and assets and (ii) maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates, or take any action reasonably likely to materially impair Mutual First's ability to perform any of its obligations under this Agreement.

               (f) Dividends, Etc. (i) Make, declare, pay or set aside for payment any dividend (other than (A), quarterly cash dividends on Mutual First Common Stock in an amount not to exceed $0.07 per share with record and payment dates consistent with past practice (provided the declaration of the last quarterly dividend by Mutual First prior to the Effective Time and the payment thereof shall be coordinated with, and subject to the approval of Mutual First, so as to preclude any duplication of dividend benefit) and (B) dividends from wholly owned Subsidiaries to Mutual First or another wholly owned Subsidiary of Mutual First) on or in respect of, or declare or make any distribution on any shares of Mutual First Stock or (ii) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock or Rights.

               (g) Compensation; Employment Agreements, Etc. Enter into or amend or renew any employment, consulting, severance or similar agreements or arrangements with any director, officer or employee of Mutual First or its Subsidiaries, or grant any salary or wage increase or increase any employee benefit (including incentive or bonus payments) except
          (i) for oral at will employment agreements, (ii) for normal individual increases in compensation to employees in the ordinary course of business consistent with past practice, (iii) for other changes that are required by applicable law, or (iv) to satisfy contractual obligations and planned programs existing as of the date hereof that are Previously Disclosed.

               (h) Dispositions. Except as Previously Disclosed, sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any of its assets, deposits, business or properties except in the ordinary course of business for fair value and in a transaction that is not material to it and its Subsidiaries taken as a whole.

               (i) Risk Management. Except as required by applicable law or regulation, (i) implement or adopt any material change in its interest rate and other risk management policies, procedures or practices; (ii) fail to follow its existing policies or practices with respect to managing its exposure to interest rate and other risk; or (iii) fail to use commercially reasonable means to avoid any material increase in its aggregate exposure to interest rate risk.

               (j) Indebtedness. Incur any indebtedness for borrowed money other than in the ordinary course of business.

               (k) Commitments. Agree or commit to do any of the foregoing.


                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

         5.01 Disclosure Schedules. Prior to the date hereof, Mutual First has delivered to Marion a schedule and Marion has delivered to Mutual First a schedule (respectively, its "Disclosure Schedule") setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in
Section 5.03 or 5.04 or to one or more of its covenants contained in Article IV; provided, that (a) no such item is required to be set forth in a Disclosure Schedule as an exception to a Specified Representation if its absence would not be reasonably likely to result in the Specified Representation being deemed untrue or incorrect under the standard established by Section 5.02, and (b) the mere inclusion of an item in a Disclosure Schedule as an exception to a Specified Representation shall not be deemed an admission by a party that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect on the party making the representation. Marion's representations, warranties and covenants contained in this Agreement shall not be deemed to be untrue or breached as a result of effects arising solely from actions taken in compliance with a written request of Mutual First.

         5.02 Standard. No representation or warranty of Marion or Mutual First contained in Section 5.03(a), (c)(iii), (d), (e), (f)(i), (f)(ii)(A),
(f)(ii)(C),  (j)(ii), (h), (n), (o), (q), (r), (s), (t), (u) and (w) or 5.04(a),
(c), (d), (e), (f)(i),  (h), (k), (m), (n), (o), (q) and (r) (collectively,  the
"Specified Representations") shall be deemed untrue or incorrect, and no party hereto shall be deemed to have breached a Specified Representation, as a consequence of the existence of any fact, event or circumstance unless such fact, circumstance or event, individually or taken together with all other facts, events or circumstances inconsistent with any Specified Representation has had or is reasonably likely to have a Material Adverse Effect. For purposes of this Agreement, "knowledge" shall mean, with respect to a party hereto, actual knowledge of any officer of that party with the title, if any, ranking not less than senior vice president and that party's in-house counsel, if any.

         5.03 Representations and Warranties of Marion. Subject to Sections 5.01 and 5.02 and except as Previously Disclosed in a paragraph of its Disclosure Schedule corresponding to the relevant paragraph below, Marion hereby represents and warrants to Mutual First:

                  (a) Organization, Standing and Authority. Marion is a corporation duly organized and validly existing under the laws of the State of Indiana. Marion is duly qualified to do business and is in good standing in the states of the United States and any foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified.

                  (b) Marion Stock. The authorized capital stock of Marion consists solely of (i) 5,000,000 shares of Marion Common Stock, of which 1,362,971 shares were outstanding as of the day prior to the date hereof, and (ii) 2,000,000 shares of Marion Preferred Stock, of which no shares are outstanding. The outstanding shares of Marion Stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights). As of the date hereof, except as Previously Disclosed, there are no shares of Marion Stock authorized and reserved for issuance, Marion does not have any Rights issued or outstanding with respect to Marion Stock, and Marion does not have any commitment to authorize, issue or sell any Marion Stock or Rights, other than as set forth in this Agreement. The number of shares of Marion Common Stock which are issuable upon exercise of each Marion Stock Option outstanding as of the date hereof and the exercise price per share are Previously Disclosed.

                  (c) Subsidiaries. (i)(A) Marion has Previously Disclosed a list of all of its Subsidiaries together with the jurisdiction of organization of each such Subsidiary, (B) except as previously disclosed, it owns, directly or indirectly, all the issued and outstanding equity securities of each of its Subsidiaries, (C) no equity securities of any of its Subsidiaries are or may become required to be issued (other than to it or its wholly- owned Subsidiaries) by reason of any Right or otherwise, (D) there are no contracts, commitments, understandings or arrangements by which any of such Subsidiaries is or may be bound to sell or otherwise transfer any equity securities of any such Subsidiaries (other than to it or its wholly-owned Subsidiaries), (E) there are no contracts, commitments, understandings, or arrangements relating to its rights to vote or to dispose of such securities and (F) all the equity securities of each Subsidiary held by Marion or its Subsidiaries are fully paid and nonassessable and are owned by Marion or its Subsidiaries free and clear of any Liens.

                           (ii) Neither  Marion nor any Marion  Subsidiary  owns
                  beneficially any equity securities or similar interests of any Person, or any interest in a partnership or joint venture of any kind, other than a Marion Subsidiary.

                           (iii) Each of Marion's Subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, and is duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified.

                  (d) Corporate Power. Each of Marion and its Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and Marion has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

                  (e) Corporate Authority. Subject in the case of this Agreement to receipt of the requisite approval of this Agreement (including the agreement of merger set forth herein) by the holders of a majority of the outstanding shares of Marion Common Stock entitled to vote thereon (which is the only Marion shareholder vote required thereon) and the corporate approvals required in Section 2.03 of this Agreement, this Agreement and the transactions contemplated hereby have been authorized by all necessary corporate action of Marion and the Marion Board on or prior to the date hereof. This Agreement is a valid and legally binding obligation of Marion, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

                  (f)  Regulatory  Filings;  No  Defaults.  (i) No  consents  or approvals of, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by Marion or any of its Subsidiaries in connection with the execution, delivery or performance by Marion of this Agreement or to consummate the Company Merger or the Bank Merger except for (A) filings of applications or notices with the OTS, (B) filings with the SEC and state securities authorities, (C) filings for approval of listing on the Nasdaq System of the shares to be issued, and (D) the filing of (and endorsement of, if required) articles of merger or articles of combination with the Maryland Secretary, the Indiana Secretary and the OTS. As of the date hereof, Marion is not aware of any reason why the approvals set forth in Section 7.01(b) will not be received in a timely manner without the imposition of a condition, restriction or requirement of the type described in Section 7.01(b).

                  (ii) Subject to receipt of the regulatory approvals referred to in the preceding paragraph, and expiration of related waiting periods, and required filings under federal and state securities laws, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or material agreement, indenture or instrument of Marion or of any of its Subsidiaries or to which Marion or any of its Subsidiaries or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the Marion Articles or the Marion Bylaws, or
         (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, material agreement, indenture or instrument.

                  (g) Financial Reports and SEC Documents. (i) Marion's Annual Reports on Form 10-K for the fiscal years ended June 30, 1997, 1998 and 1999, and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by it or any of its Subsidiaries subsequent to June 30, 1999 under the Securities Act, or under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the form filed or to be filed (collectively, Marion's "SEC Documents") with the SEC, as of the date filed, (A) complied or will comply in all material respects with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets or statements of condition contained in or incorporated by reference into any such SEC Document (including the related notes and schedules thereto) fairly presents, or will fairly present in all material respects, the financial position of Marion and its Subsidiaries as of its date, and each of the statements of income and changes in stockholders' equity and cash flows or equivalent statements in such SEC Documents

         (including any related notes and schedules thereto) fairly presents, or will fairly present, in all material respects, the results of operations, changes in stockholders' equity and cash flows, as the case may be, of Marion and its Subsidiaries for the periods to which they relate, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments and the absence of footnotes in the case of unaudited statements.

                  (ii) Except for liabilities incurred in connection with negotiation of and compliance with this Agreement and otherwise in connection with the transactions contemplated hereby, since June 30, 1999, Marion and its Subsidiaries have not incurred any liability other than in the ordinary course of business consistent with past practice.

                  (iii) Since June 30, 1999, (A) Marion and its Subsidiaries have conducted their respective businesses in the ordinary and usual course consistent with past practice (excluding matters related to this Agreement and the transactions contemplated hereby) and (B) no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of Section 5.03 or otherwise), is reasonably likely to have a Material Adverse Effect with respect to Marion.

                  (h) Litigation. No material litigation, claim or other proceeding before any Governmental Authority is pending against Marion or any of its Subsidiaries and, to Marion's knowledge, no such litigation, claim or other proceeding has been threatened.

                  (i) Regulatory Matters. (i) Neither Marion nor any of its Subsidiaries or properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, any federal or state governmental agency or authority charged with the supervision or regulation of financial institutions (or their holding companies) or issuers of securities or engaged in the insurance of deposits (including, without limitation, the Board of Governors of the Federal Reserve System, the OTS, and the
         FDIC) or the supervision or regulation of it or any of its Subsidiaries (collectively, the "Regulatory Authorities").

                  (ii) Neither Marion nor any of its Subsidiaries has been advised by any Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

                  (j) Compliance with Laws. Each of Marion and its Subsidiaries:

                           (i) is in substantial  compliance with all applicable
                  federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act of 1977, the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory business practices;

                           (ii) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to own or lease their properties and to conduct their businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to Marion's knowledge, no suspension or cancellation of any of them is threatened or will result from the consummation of the transactions contemplated by this Agreement; and

                           (iii) has received, since June 30, 1998, no notification or communication from any Governmental Authority
                  (A) asserting that Marion or any of its Subsidiaries is not in compliance in any material respect with any of the statutes, regulations, or ordinances which such Governmental Authority enforces or (B) threatening to revoke any material license, franchise, permit, or governmental authorization (nor, to Marion's knowledge, do any grounds for any of the foregoing exist).

                  (k) Material Contracts; Defaults. Except for this Agreement and those agreements and other documents filed as exhibits to its SEC Documents, neither it nor any of its Subsidiaries is a party to, bound by or subject to any agreement, contract, arrangement, commitment or understanding (whether written or oral) (i) that is a "material contract" within the meaning of Item 601(b)(10) of the SEC's Regulation S-K or (ii) that restricts or limits in any material way the conduct of business by it or any of its Subsidiaries (it being understood that any non-compete or similar provision which restricts the ability of Marion or its Subsidiaries to compete with others shall be deemed material). Neither it nor any of its Subsidiaries is in default in any material respect under any material contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its respective assets, business, or operations may be bound or affected, or under which it or its respective assets, business, or operations receive benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

                  (l) Brokers. No action has been taken by Marion that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment with respect to the transactions contemplated by this Agreement, excluding Previously Disclosed fees to be paid to Keefe, Bruyette and Woods ("KBW") and David A. Noyes & Company.

                  (m) Employee Benefit Plans. (i) Section 5.03(m)(i) of Marion's Disclosure Schedule contains a complete and accurate list of all existing bonus, incentive, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, stock appreciation, phantom stock, severance, welfare and fringe benefit plans, employment or severance agreements and all similar practices, policies and arrangements maintained by Marion or any of its Subsidiaries in which any employee or former employee, consultant or former consultant or director or former director of Marion or any of its Subsidiaries participates or to which any such employees, consultants or directors are a party other than plans and programs involving immaterial obligations (the "Compensation and Benefit Plans"). Except as expressly contemplated by a separate agreement entered into by Marion and Mutual First on the date hereof, neither Marion nor any of its Subsidiaries has any commitment to create any additional Compensation and Benefit Plan or to modify or change any existing Compensation and Benefit Plan.

                  (ii) Each  Compensation and Benefit Plan has been operated and administered in all material respects in accordance with its terms and with applicable law, including, but not limited to, ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, or any regulations or rules promulgated thereunder, and all material filings, disclosures and notices required by ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act and any other applicable law have been timely made. Each Compensation and Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension Plan") and which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter (including a determination that the related trust under such Compensation and Benefit Plan is exempt from tax under Section 501(a) of the Code) from the IRS, and Marion is not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no material pending or, to the knowledge of Marion, threatened legal action, suit or claim relating to the Compensation and Benefit Plans. Neither Marion nor any of its Subsidiaries has engaged in a transaction, or omitted to take any action, with respect to any Compensation and Benefit Plan that would reasonably be expected to subject Marion or any of its Subsidiaries to a material tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA, assuming for purposes of Section 4975 of the Code that the taxable period of any such transaction expired as of the date hereof.

                  (iii) No material liability (other than for payment of premiums to the PBGC which have been made or will be made on a timely basis) under Title IV of ERISA has been or is expected to be incurred by Marion or any of its Subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of
         Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or any single-employer plan of any entity (an "ERISA Affiliate") which is considered one employer with Marion under Section 4001(a)(14) of ERISA or Section 414(b) or (c) of the Code (an "ERISA Affiliate Plan"). None of Marion, any of its Subsidiaries or any ERISA Affiliate has contributed, or has been obligated to contribute, to a multiemployer plan under Subtitle E of Title IV of ERISA at any time since September 26, 1980. No notice of a "reportable event", within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Compensation and Benefit Plan or by any ERISA Affiliate Plan within the 12-month period ending on the date hereof. The PBGC has not instituted proceedings to terminate any Pension Plan or ERISA Affiliate Plan and, to Marion's knowledge, no condition exists that presents a material risk that such proceedings will be instituted by the PBGC. To the knowledge of Marion, there is no pending investigation or enforcement action by the PBGC, DOL or IRS or any other Governmental Authority with respect to any Compensation and Benefit Plan. Under each Pension Plan and ERISA Affiliate Plan, as of the date of the most recent actuarial valuation performed prior to the date of this Agreement, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in such actuarial valuation of such Pension Plan or ERISA Affiliate Plan), did not exceed the then current value of the assets of such Pension Plan or ERISA Affiliate Plan and since such date there has been neither a material adverse change in the financial condition of such Pension Plan or ERISA Affiliate Plan nor any amendment or other change to such Pension Plan or ERISA Affiliate Plan that would increase the amount of benefits thereunder which reasonably could be expected to change such result.

                  (iv) All material contributions required to be made under the terms of any Compensation and Benefit Plan or ERISA Affiliate Plan or any employee benefit arrangements under any collective bargaining agreement to which Marion or any of its Subsidiaries is a party have been timely made or have been reflected on Marion's financial statements. Neither any Pension Plan nor any ERISA Affiliate Plan has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and all required payments to the PBGC with respect to each Pension Plan or ERISA Affiliate Plan have been made on or before their due dates. None of Marion, any of its Subsidiaries or any ERISA Affiliate (x) has provided, or would reasonably be expected to be required to provide, security to any Pension Plan or to any ERISA Affiliate Plan pursuant to
         Section 401(a)(29) of the Code, and (y) has taken any action, or omitted to take any action, that has resulted, or would reasonably be expected to result, in the imposition of a lien under Section 412(n) of the Code or pursuant to ERISA.

                  (v) Except as Previously Disclosed, neither Marion nor any of its Subsidiaries has any obligations to provide retiree health and life insurance or other retiree death benefits under any Compensation and Benefit Plan, other than benefits mandated by Section 4980B of the Code. Except as Previously Disclosed, there has been no communication to employees by Marion or any of its Subsidiaries that would reasonably be expected to promise or guarantee such employees retiree health or life insurance or other retiree death benefits on a permanent basis.

                  (vi)  Marion  and  its   Subsidiaries   do  not  maintain  any
         Compensation and Benefit Plans covering foreign employees.

                  (vii) With respect to each Compensation and Benefit Plan, if applicable, Marion has provided or made available to Mutual First, true and complete copies of existing: (A) Compensation and Benefit Plan documents and amendments thereto; (B) trust instruments and insurance contracts; (C) two most recent Forms 5500 filed with the IRS; (D) two most recent actuarial report and financial statement; (E) the most recent summary plan description; (F) forms filed with the PBGC (other than for premium payments); (G) most recent determination letter issued by the IRS; (H) any Form 5310 or Form 5330 filed with the IRS; and (I) two most recent nondiscrimination tests performed under ERISA and the Code (including 401(k) and 401(m) tests).

                  (viii) Except as Previously Disclosed or expressly contemplated by a separate agreement entered into by Marion and Mutual First on the date hereof, the consummation of the transactions contemplated by this Agreement would not, directly or indirectly (including, without limitation, as a result of any termination of employment prior to or following the Effective Time) reasonably be expected to (A) entitle any employee, consultant or director to any payment (including severance pay or similar compensation) or any increase in compensation, (B) result in the vesting or acceleration of any benefits under any Compensation and Benefit Plan or (C) result in any material increase in benefits payable under any Compensation and Benefit Plan.

                  (ix) Neither Marion nor any of its Subsidiaries maintains any compensation plans, programs or arrangements the payments under which would not reasonably be expected to be deductible as a result of the limitations under Section 162(m) of the Code and the regulations issued thereunder.

                  (x) To the knowledge of Marion, as a result, directly or indirectly, of the transactions contemplated by this Agreement (including, without limitation, as a result of any termination of employment prior to or following the Effective Time), none of Mutual First, Marion or the Surviving Corporation, or any of their respective

         Subsidiaries will be obligated to make a payment that would be characterized as an "excess parachute payment" to an individual who is a "disqualified individual" (as such terms are defined in Section 280G of the Code), without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future (provided this representation does not take into account any payments to be made pursuant to any employment agreement to be entered into by Mutual First and the Chief Executive Officer of Marion).

                  (xi) There are no LSAR's, Tandem SARs, Stand-Alone SARs or shares of Phantom Stock (as such terms may be defined in the Marion Stock Plan) outstanding under the Marion Stock Plan and except as Previously Disclosed neither Marion nor any Marion Subsidiary has any commitment or obligation to make any awards thereof.

                  (xii) There are no phantom stock shares or awards outstanding.

                  (n) Labor Matters.  Neither Marion nor any of its Subsidiaries
         is a party to or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is Marion or any of its Subsidiaries the subject of a proceeding asserting that it or any such Subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel Marion or any such Subsidiary to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving it or any of its Subsidiaries pending or, to Marion's knowledge, threatened, nor is Marion aware of any activity involving its or any of its Subsidiaries' employees seeking to certify a collective bargaining unit or engaging in other organizational activity.

                  (o) Takeover Laws; Dissenters Rights. Subject to the continuing accuracy of Mutual First's representation in Section 5.04(p), this Agreement and the transactions contemplated hereby are not subject to the requirements of any "moratorium," "control share", "fair price", "affiliate transactions", "business combination" or other antitakeover laws and regulations of any state, including the provisions of Section 23-1-42 and 21-1- 43 of Indiana law ("Takeover Laws") applicable to Marion or any Marion Subsidiary. Subject to the continuing accuracy of Mutual First's representation in Section 5.04(p), the provisions of Article 12 of the Marion Articles do not apply to the entering into of this Agreement and the transactions contemplated hereby, including the Company Merger. Holders of Marion Common Stock will not have dissenters' rights in connection with the Company Merger.

                  (p) Environmental Matters. To Marion's knowledge, neither the conduct nor operation of Marion or its Subsidiaries nor any condition of any property currently or previously owned or operated by any of them (including, without limitation, in a fiduciary or agency capacity), or on which any of them holds a Lien, results or resulted in a material violation of any Environmental Laws and to Marion's knowledge, no condition has existed or event has occurred with respect to any of them or any such property that, with notice or the passage of time, or both, is reasonably likely to result in any material liability to Marion or any Marion Subsidiary under Environmental Laws. To Marion's knowledge, neither Marion nor any of its Subsidiaries has received any notice from any person or entity that Marion or its Subsidiaries or the operation or condition of any property ever owned, operated, or held as collateral or in a fiduciary capacity by any of them are or were in material violation of or otherwise are alleged to have material liability under any Environmental Law, including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any pollutants, contaminants, or hazardous or toxic wastes, substances or materials at, on, beneath, or originating from any such property.

                  (q) Tax Matters. (i) (a) All Tax Returns that are required to be filed by or with respect to Marion and its Subsidiaries have been duly filed, or requests for extensions have been timely filed or an extension is automatic) and any such extension has been granted and has not been rescinded, (b) all Taxes shown to be due on Tax Returns referred to in clause (a), if filed, and all Taxes required to be shown on the Tax Returns for which extensions have been granted have been paid in full or adequate provision has been made for such Taxes on Marion's most recent balance sheet provided to Mutual First, (c) the Tax Returns referred to in clause (a) that have been filed (with the exception of the tax returns filed in the last three calendar years) have been examined by the IRS or the appropriate state, local or foreign taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired, (d) all deficiencies asserted or assessments made as a result of such examinations have been paid in full or non-material amounts are being contested in good faith, (e) no material issues that have been raised by the relevant taxing authority in connection with the examination of any of the Tax Returns referred to in clause (a) are currently pending, and (f) no waivers of statutes of limitation have been given by or requested with respect to any Taxes of Marion or its Subsidiaries. Marion has made available to Mutual First true and correct copies of the United States federal income Tax Returns filed by Marion and its Subsidiaries for each of the three most recent fiscal years ended on or before June 30, 1999. Neither Marion nor any of its Subsidiaries has any material liability with respect to income, franchise or similar Taxes that accrued on or before the end of the most recent period covered by Marion's SEC Documents filed prior to the date hereof in excess of the amounts accrued with respect thereto that are reflected in the financial statements included in Marion's SEC Documents filed on or prior to the date hereof. As of the date hereof, neither Marion nor any of its Subsidiaries has any reason to believe that any conditions exist that might prevent or impede the Company Merger and the Bank Merger from qualifying as reorganizations within the meaning of Section 368(a) of the Code.

                  (ii) No Tax is required to be withheld pursuant to Section 1445 of the Code as a result of the transfer contemplated by this Agreement.

                  (iii) Marion and its Subsidiaries will not be liable for any taxes as a result of the Company Merger.

                  (r) Risk Management Instruments. All material interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for Marion's own account, or for the account of one or more of Marion's Subsidiaries or their customers (all of which are Previously Disclosed), were entered into (i) in accordance with prudent business practices and in all material respects in compliance with all applicable laws, rules, regulations and regulatory policies and (ii) with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of Marion or one of its Subsidiaries, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and is in full force and effect. Neither Marion nor its Subsidiaries, nor to Marion's knowledge any other party thereto, is in breach of any of its obligations under any such agreement or arrangement in any material respect.

                  (s) Books and Records. The books and records of Marion and its Subsidiaries have been fully, properly and accurately maintained in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein and they fairly reflect the substance of events and transactions included therein.

                  (t) Insurance. Marion's Disclosure Schedule sets forth all of the material insurance policies, binders, or bonds maintained by Marion or its Subsidiaries. Marion and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of Marion reasonably has determined to be prudent in accordance with industry practices and in accordance in all material respects with all contractual obligations. All such insurance policies are in full force and effect; Marion and its Subsidiaries are not in material default thereunder; and all material claims thereunder have been filed in due and timely fashion.

                  (u) Governmental Reviews. No investigation or review by any Governmental Authority with respect to Marion or any Marion Subsidiary is pending or, to the knowledge of Marion, threatened, nor has any Governmental Authority indicated to Marion or any Marion Subsidiary an intention to conduct the same, other than normal or routine regulatory examinations.

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



                  (v) Fairness Opinion. On the date of this Agreement, David A. Noyes & Company has provided to the Marion Board a written fairness opinion to the effect that the Exchange Ratio is fair to the stockholders of Marion from a financial point of view.

                  (w) Compliance with Servicing Obligations. Marion and the Marion Subsidiaries are in compliance in all material respects with all contract, agency and investor requirements and guidelines, and all applicable laws, rules and regulations of Governmental Authorities, relating to the servicing and administration of loans by them, or any of them, including but not limited to, properly and timely making interest rate adjustments to adjustable rate loans.

                  (x) Disclosure. The representations and warranties contained in this Section 5.03 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 5.03 not misleading.

         5.04 Representations and Warranties of Mutual First. Subject to Sections 5.01 and 5.02 and except as Previously Disclosed in a paragraph of its Disclosure Schedule corresponding to the relevant paragraph below, Mutual First hereby represents and warrants to Marion as follows:

                  (a) Organization, Standing and Authority. Mutual First is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland. Mutual First is duly qualified to do business and is in good standing in the states of the United States and foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified.

                  (b) Mutual First Stock. (i) As of the date hereof, the authorized capital stock of Mutual First consists solely of (i) 20,000,000 shares of Mutual First Common Stock, of which no more than 5,819,611 shares were outstanding, and no shares were held in treasury, as of the day prior to the date hereof and (ii) 5,000,000 shares of preferred stock, $0.01 par value per share, of which none were issued and outstanding on the date hereof. As of the date hereof, Mutual First does not have any Rights issued or outstanding with respect to Mutual First Common Stock and Mutual First does not have any commitment to authorize, issue or sell any Mutual First Common Stock or Rights, other than pursuant to this Agreement. The outstanding shares of Mutual First Common Stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights).

                  (ii) The shares of Mutual First Common Stock to be issued in exchange for shares of Marion Common Stock in the Company Merger, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and subject to no preemptive rights.

                  (c) Subsidiaries. Each of Mutual First's Subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, and is duly qualified to do business and is in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and Mutual First owns, directly or indirectly, all the issued and outstanding equity securities of each of its Subsidiaries.

                  (d) Corporate Power. Each of Mutual First and its Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and Mutual First has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

                  (e) Corporate Authority. Subject to the approval of the Merger and the issuance of Mutual First Common Stock to be issued in the Company Merger by the holders of Mutual First Common Stock in accordance with Maryland Law and the NASDAQ rules (which are the only Mutual First stockholder votes required thereon), the Board has declared this transaction advisable and this Agreement and the transactions contemplated hereby have been authorized by all necessary corporate action of Mutual First and the Board on or prior to the date hereof. This Agreement is a valid and legally binding agreement of Mutual First enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

                  (f) Regulatory Approvals; No Defaults. (i) No consents or approvals of, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by Mutual First or any of its Subsidiaries in connection with the execution, delivery or performance by Mutual First of this Agreement or to consummate the Company Merger or the Bank Merger except for (A) the filings referred to in Section 5.03(f)(i); (B) such filings as are required to be made or approvals as are required to be obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of Mutual First Common Stock in the Company Merger; and
         (C) receipt of the approvals set forth in Section 7.01(b). As of the date hereof, Mutual First is not aware of any reason why the approvals set forth in Section 7.01(b) will not be received in a timely manner without the imposition of a condition, restriction or requirement of the type described in Section 7.01(b).

                  (ii) Subject to the satisfaction of the requirements referred to in the preceding paragraph and expiration of the related waiting periods, and required filings under federal and state securities laws, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or material agreement, indenture or instrument of Mutual First or of any of its Subsidiaries or to which Mutual First or any of its Subsidiaries or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the articles of incorporation or bylaws (or similar governing documents) of Mutual First or any of its Subsidiaries, or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, material agreement, indenture or instrument.

                  (g) Financial Reports and SEC Documents; Material Adverse Effect. (i) Mutual First's SEC Documents, as of the date filed, (A) complied or will comply in all material respects with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets or statements of condition contained in or incorporated by reference into any such SEC Document (including the related notes and schedules thereto) fairly presents, or will fairly present in all material respects, the financial position of Mutual First and its Subsidiaries as of its date, and each of the statements of income or results of operations and changes in stockholders' equity and cash flows or equivalent statements in such SEC Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, in all material respects, the results of operations, changes in stockholders' equity and cash flows, as the case may be, of Mutual First and its Subsidiaries for the periods to which they relate, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements.

                  (ii) Since December 31, 1999, no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of Section
         5.04 or otherwise), is reasonably likely to have a Material Adverse Effect with respect to Mutual First.

                  (h) Litigation; Regulatory Action. (i) No material litigation, claim or other proceeding before any Governmental Authority is pending against Mutual First or any of its Subsidiaries and, to Mutual First's knowledge, no such litigation, claim or other proceeding has been threatened.

                  (ii) Neither Mutual First nor any of its Subsidiaries or properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from a Regulatory Authority, nor has Mutual First or any of its Subsidiaries been advised by a Regulatory Authority that such agency is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

                  (i)  Compliance  with  Laws.  Each  of  Mutual  First  and its
         Subsidiaries:

                         (i) is in  substantial  compliance  with all applicable
                    federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community
                    Reinvestment Act of 1977, the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory business practices; and

                         (ii) has all permits, licenses, authorizations,  orders
                    and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to conduct their businesses substantially as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the best of its knowledge, no suspension or cancellation of any of them is threatened or will result from the consummation of the transactions contemplated by this Agreement; and

                         .  (iii)  has   received,   since  June  30,  1998,  no
                    notification or communication from any Governmental Authority (A) asserting that Mutual First or any of its Subsidiaries is not in compliance in any material respect with any of the statutes, regulations, or ordinances which such Governmental Authority enforces or (B) threatening to revoke any material license, franchise, permit, or governmental authorization (nor, to Mutual First's knowledge, do any grounds for any of the foregoing exist).

                  (j) Brokers. No action has been taken by Mutual First that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment with respect to the transactions contemplated by this Agreement, except for a fee to be paid to RP Financial, lc.

                  (k) Takeover Laws. Mutual First has taken all action required to be taken by it in order to exempt this Agreement and the transactions contemplated hereby from, and this Agreement and the transactions contemplated hereby are exempt from, the requirements of any Takeover Laws applicable to Mutual First or their Subsidiaries.

         Holders of Mutual First common stock will not have dissenters' rights in connection with the Company Merger.

                  (l) Environmental Matters. To Mutual First's knowledge, neither the conduct nor operation of Mutual First or its Subsidiaries nor any condition of any property currently or previously owned or operated by any of them (including, without limitation, in a fiduciary or agency capacity), or on which any of them holds a Lien, results or resulted in a material violation of any Environmental Laws and to Mutual First's knowledge no condition has existed or event has occurred with respect to any of them or any such property that, with notice or the passage of time, or both, is reasonably likely to result in any material liability to Mutual First or any Mutual First Subsidiary under Environmental Laws. To Mutual First's knowledge, neither Mutual First nor any of its Subsidiaries has received any notice from any person or entity that Mutual First or its Subsidiaries or the operation or condition of any property ever owned, operated, or held as collateral or in a fiduciary capacity by any of them are or were in material violation of or otherwise are alleged to have material liability under any Environmental Law, including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any pollutants, contaminants, or hazardous or toxic wastes, substances or materials at, on, beneath, or originating from any such property.

                  (m) Tax Matters. (i) All Tax Returns that are required to be filed by or with respect to Mutual First and its Subsidiaries have been duly filed, or requests for extensions have been timely filed (or an extension is automatic) and any such extension has been granted and has not been rescinded, (ii) all Taxes shown to be due on Tax Returns referred to in clause (i) , if filed, and all Taxes required to be shown on the Tax Returns for which extensions have been granted have been paid in full or adequate provision has been made for such Taxes on Mutual First's most recent balance sheet provided to Marion, (iii) the Tax Returns referred to in clause (i) that have been filed have been examined by the IRS or the appropriate state, local or foreign taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired, (iv) all deficiencies asserted or assessments made as a result of such examinations have been paid in full, or non-material amounts are being contested in good faith, (v) no material issues that have been raised by the relevant taxing authority in connection with the examination of any of the Tax Returns referred to in clause (i) are currently pending, and (vi) no waivers of statutes of limitation have been given by or requested with respect to any Taxes of Mutual First or its Subsidiaries. Neither Mutual First nor any of its Subsidiaries has any material liability with respect to income, franchise or similar Taxes that accrued on or before the end of the most recent period covered by Mutual First's SEC Documents filed prior to the date hereof in excess of the amounts accrued with respect thereto that are reflected in the financial statements included in Mutual First's SEC Documents filed on or prior to the date hereof. As of the date hereof, neither Mutual First nor any of its Subsidiaries has any reason to believe that any conditions exist that might prevent or impede the Company Merger and the Bank

         Merger from qualifying as reorganizations within the meaning of Section 368(a) of the Code.

                  (n) Books and Records. The books and records of Mutual First and its Subsidiaries have been fully, properly and accurately maintained in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein, and they fairly present the substance of events and transactions included therein.

                  (o) Insurance. Mutual First's Disclosure Schedule sets forth all of the material insurance policies, binders, or bonds maintained by Mutual First or its Subsidiaries. Mutual First and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of Mutual First reasonably has determined to be prudent in accordance with industry practices and in all material respects in accordance with all contractual obligations. All such insurance policies are in full force and effect; Mutual First and its Subsidiaries are not in material default thereunder; and all material claims thereunder have been filed in due and timely fashion.

                  (p) Mutual First Ownership of Marion Stock. Neither Mutual First nor any of its Subsidiaries either beneficially owns any shares of Marion Common Stock or, other than as contemplated by this Agreement, has any option, warrant or right of any kind to acquire the beneficial ownership of any shares of Marion Common Stock.

                  (q) Governmental Reviews. No investigation or review by any Governmental Authority with respect to Mutual First or any of its Subsidiary is pending or, to the knowledge of Mutual First, threatened, nor has any Governmental Authority indicated to Mutual First or any of its Subsidiary an intention to conduct the same, other than normal or routine regulatory examinations.

                  (r) Risk Management Instruments. All material interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for Mutual First's own account, or for the account of one or more of Mutual First's Subsidiaries or their customers, were entered into (i) in accordance with prudent business practices and in all material respects in compliance with all applicable laws, rules, regulations and regulatory policies and (ii) with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of Mutual First or one of its Subsidiaries, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and is in full force and effect. Neither Mutual First nor its Subsidiaries, nor to Mutual First's knowledge any other party thereto, is in breach of any of its obligations under any such agreement or arrangement in any material respect.

                  (s) Fairness Opinion. On the date of this Agreement, RP Financial, lc has provided to the Mutual First Board a written fairness opinion to the effect that the Exchange Ratio is fair to the stockholders of Mutual First from a financial point of view.

                  (t) Disclosure. The representations and warranties contained in this Section 5.04 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 5.04 not misleading

                  (u) Employee Benefit Plans. (iii) Section 5.03(m)(i) of Mutual First's Disclosure Schedule contains a complete and accurate list of all existing bonus, incentive, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, stock appreciation, phantom stock, severance, welfare and fringe benefit plans, employment or severance agreements and all similar practices, policies and arrangements maintained by Mutual First or any of its Subsidiaries in which any employee or former employee, consultant or former consultant or director or former director of Mutual First or any of its Subsidiaries participates or to which any such employees, consultants or directors are a party other than plans and programs involving immaterial obligations (the "Compensation and Benefit Plans"). Except as expressly contemplated by a separate agreement entered into by Mutual First and Marion on the date hereof, neither Mutual First nor any of its Subsidiaries has any commitment to create any additional Compensation and Benefit Plan or to modify or change any existing Compensation and Benefit Plan.

                                   ARTICLE VI

                                    COVENANTS

         6.01 Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each of Marion and Mutual First agrees to use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Transaction as promptly as practicable and otherwise to enable consummation of the Transaction and shall cooperate fully with the other party hereto to that end.

         6.02 Stockholder Approvals. Mutual First and Marion agree to take, in accordance with applicable law or NASDAQ rules and their articles of incorporation and bylaws, all action necessary to convene an appropriate meeting of their stockholders to consider and vote upon, in the case of Marion, the approval of the plan of merger and adoption of this Agreement and in the case of Mutual First to approve the Company Merger and approve the issuance of Mutual First

Common Stock to be issued in the Company Merger, and in each case any other matter required to be approved by such stockholders for consummation of the Company Merger (including any adjournment or postponement, the "Mutual First Meeting" or "Marion Meeting", whichever is applicable), in each case as promptly as practicable after the Registration Statement is declared effective. The Mutual First Board and the Marion Board shall each recommend such approval, the Mutual First Board shall declare the transaction advisable and Mutual First and Marion shall take all reasonable, lawful action to solicit such approval by its stockholders, unless either board of directors, after having received a Marion Proposal or a Mutual First Proposal, as applicable, and after having consulted with and considered the advice of outside counsel and its investment banking firm, has determined in good faith that to do so would result in a failure by the directors to discharge properly their fiduciary duties in accordance with the applicable law.

         6.03 Registration Statement. (a) Mutual First agrees to prepare a registration statement on Form S-4 (the "Registration Statement") to be filed by Mutual First with the SEC in connection with the issuance of Mutual First Common Stock in the Company Merger (including the joint proxy statement and prospectus and other proxy solicitation materials of Mutual First and Marion constituting a part thereof (the "Proxy Statement") and all related documents). Marion agrees to cooperate, and to cause its Subsidiaries to cooperate, with Mutual First, its counsel and its accountants, in preparation of the Registration Statement and the Proxy Statement; and provided that Marion and its Subsidiaries have cooperated as required above, Mutual First agrees to file the Registration Statement (or the form of the Proxy Statement) with the SEC as promptly as reasonably practicable and shall use reasonable efforts to cause such filing to occur within 60 days after execution of this Agreement. Each of Marion and Mutual First agrees to use all reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as reasonably practicable after filing thereof. Mutual First also agrees to use all reasonable efforts to obtain, prior to the effective date of the Registration
Statement, all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement. Marion agrees to furnish to Mutual First all information concerning Marion, its Subsidiaries, officers, directors and stockholders as may be reasonably requested in connection with the foregoing.

         (b) Each of Marion and Mutual First agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Proxy Statement and any amendment or supplement thereto will, at the date of mailing to stockholders and at the time of the Mutual First Meeting or the Marion Meeting, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or any statement which, in the light of the circumstances under which such statement is made, will be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier statement in the Proxy Statement or any amendment or supplement thereto. Each of Marion and Mutual First further agrees that if it shall become aware prior to the Effective Date of any information furnished by it that would cause any of the statements in the Proxy Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other party thereof and to take the necessary steps to correct the Proxy Statement.

         (c) Mutual First agrees to advise Marion, promptly after Mutual First receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of Mutual First Common Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

         (d) Each of Mutual First and Marion, in consultation with the other, shall employ professional proxy solicitors to assist it in contacting stockholders in connection with soliciting votes on the matters to be considered and voted upon at the Mutual First Meeting and Marion Meeting.

         6.04 Press Releases. Each of Marion and Mutual First agrees that it will not, without the prior approval of the other party, issue any press release or written statement for general circulation relating to the transactions contemplated hereby, except as otherwise required by applicable law or regulation or NASDAQ rules, and then only after making reasonable efforts to first consult with the other party.

         6.05 Access; Information. (a) Each of Marion and Mutual First agrees that upon reasonable notice and subject to applicable laws relating to the exchange of information, it shall afford the other party and the other party's Representatives, such access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, Tax Returns and work papers of independent auditors), properties, personnel and to such other information as any party may reasonably request and, during such period, it shall furnish promptly to such other party (i) a copy of each material report, schedule and other document filed by it pursuant to the requirements of federal or state securities or banking laws, and (ii) all other information concerning the business, properties and personnel of it as the other may reasonably request.

         (b) Each of Marion and Mutual First agrees that it will not, and will cause its Representatives not to, use any information obtained pursuant to this
Section 6.05 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Subject to the requirements of law, each party will keep confidential, and will cause its Representatives to keep confidential, all information and documents obtained pursuant to this Section 6.05 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) unless such information (i) was already known to such party, (ii) becomes available to such party from other sources not known by such party to be bound by a confidentiality obligation, (iii) is disclosed with the prior written approval of the party to which such information pertains or (iv) is or becomes readily ascertainable from published information or trade sources. In the event that this Agreement is terminated or the transactions contemplated by this Agreement shall otherwise fail to be consummated, each party shall promptly cause all copies of documents, extracts thereof or notes, analyses, compilations, studies or other documents containing information and data as to another party hereto to be returned to the party which furnished the same. No investigation by either party of the business and affairs of the other shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to either party's obligation to consummate the transactions contemplated by this Agreement.

         (c) During the period from the date of this Agreement to the Effective Time, each party shall promptly furnish the other with copies of all monthly and other interim financial statements produced in the ordinary course of business as the same shall become available.

         6.06 Marion Proposal. Marion agrees that it shall not, and shall cause its Subsidiaries and its and its Subsidiaries' officers, directors, agents, advisors and affiliates not to, solicit or encourage inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential information to, or have any discussions with, any person relating to, any Marion Proposal. It shall immediately cease and cause to be terminated any activities, discussions or negotiations conducted prior to the date of this Agreement with any parties other than Mutual First with respect to any of the foregoing and shall use its reasonable best efforts to enforce any confidentiality or similar agreement relating to a Marion Proposal in existence on the date hereof. Marion shall promptly (within 24 hours) advise Mutual First following the receipt by Marion of any Marion Proposal and the substance thereof (including the identity of the person making such Marion Proposal), and advise Mutual First of any material developments with respect to such Marion Proposal immediately upon the occurrence thereof. Notwithstanding the foregoing but only after receipt of a Marion Proposal and during the period prior to the Marion Meeting, Marion may provide information at the request of or enter into negotiations with a third party with respect thereto, if the Marion Board, after having consulted with and considered the advice of outside counsel and its investment banking firm, has determined that the failure to do so would result in a failure by the directors to properly discharge their fiduciary duties under applicable law.

         6.07 Affiliate Agreement. (a) Not later than the 15th day prior to the mailing of the Proxy Statement, Marion shall deliver to Mutual First a schedule of each person that, to the best of its knowledge, is or is reasonably likely to be, as of the date of the Marion Meeting, deemed to be an "affiliate" of Marion (each, a "Marion Affiliate") as that term is used in Rule 145 under the Securities Act or SEC Accounting Series Releases 130 and 135.

         (b) Marion and Mutual First shall use its reasonable best efforts to cause each person who may be deemed to be a Marion Affiliate to execute and deliver to Marion and Mutual First on or before the date of mailing of the Proxy Statement an agreement in the form attached hereto as Exhibit B.

         6.08 Takeover Laws. No party hereto shall take any action that would cause the transactions contemplated by this Agreement to be subject to requirements imposed by any Takeover Law and each of them shall take all necessary steps within its control to exempt (or ensure the continued exemption of) the transactions contemplated by this Agreement from, or if necessary challenge the validity or applicability of, any applicable Takeover Law, as now or hereafter in effect.

         6.09 Certain Policies. Prior to the Effective Date, Marion shall, and shall cause its Subsidiaries, but only to the extent consistent with generally accepted accounting principles and on a basis mutually satisfactory to it and Mutual First, modify and change its loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) so as to be applied on a basis that is consistent with that of Mutual First; provided, however, that Marion shall not be obligated to take any such action pursuant to this Section 6.09 unless and until Mutual First acknowledges that all conditions to its obligation to consummate the Transaction have been satisfied and certifies to Marion that Mutual First's representations and warranties, subject to Section 5.02, are true and correct as of such date and that Mutual First is otherwise in material compliance with this Agreement. Marion's representations, warranties and covenants contained in this Agreement shall not be deemed to be untrue or breached in any respect for any purpose as a consequence of any modifications or changes undertaken solely on account of this
Section 6.09.

         6.10 NASDAQ Listing. Mutual First agrees to use its best efforts to list, prior to the Effective Time, on the NASDAQ, subject to official notice of issuance, the shares of Mutual First Common Stock to be issued to the holders of Marion Common Stock in the Company Merger.

         6.11 Regulatory Applications. (a) Mutual First and Marion and their respective Subsidiaries shall cooperate and use their respective reasonable best efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary to consummate the transactions contemplated by this Agreement. Each of Mutual First and Marion shall have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to, all material written information submitted to any third party or any Governmental Authority in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party hereto agrees that it will consult with the other party hereto with respect to the obtaining of all material permits, consents, approvals and authorizations of all third parties and Governmental

Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other party apprised of the status of material matters relating to completion of the transactions contemplated hereby.

         (b) Each party agrees, upon request, to furnish the other party with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party or any of its Subsidiaries to any third party or Governmental Authority.

         6.12 Indemnification. (a) Following the Effective Date and for a period of six years thereafter, Mutual First shall indemnify, defend and hold harmless the present and former directors, officers and employees of Marion and its Subsidiaries (each, an "Indemnified Party") against all costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement) to the fullest extent that Marion is permitted to indemnify (and advance expenses to) its directors and officers under the laws of the State of Indiana, the Marion Articles and the Marion Bylaws as in effect on the date hereof; provided that any determination required to be made with respect to whether an officer's, director's or employee's conduct complies with the standards set forth under Indiana law, the Marion Certificate and the Marion Bylaws shall be made by independent counsel (which shall not be counsel that provides material services to Mutual First) selected by Mutual First and reasonably acceptable to such officer or director.

         (b) For a period of three years from the Effective Time, Mutual First shall use its best efforts to provide that portion of director's and officer's liability insurance that serves to reimburse the present and former officers and directors of Marion or any of its Subsidiaries (determined as of the Effective
Time) (as opposed to Marion) with respect to claims against such directors and officers arising from facts or events which occurred before the Effective Time, which insurance shall contain at least the same coverage and amounts, and contain terms and conditions no less advantageous, as that coverage currently provided by Marion; provided, however, that in no event shall Mutual First be required to expend in the aggregate during the coverage period more than 150 percent of the current annual amount expended by Marion (the "Insurance Amount") to maintain or procure such directors and officers insurance coverage; provided, further, that if Mutual First is unable to maintain or obtain the insurance called for by this Section 6.12(b), Mutual First shall use its reasonable best efforts to obtain as much comparable insurance as is available for the Insurance Amount; provided, further, that officers and directors of Marion or any Subsidiary may be required to make application and provide customary representations and warranties to Mutual First's insurance carrier for the purpose of obtaining such insurance.

         (c) Any  Indemnified  Party  wishing  to  claim  indemnification  under
Section 6.12(a), upon learning of any claim, action, suit, proceeding or investigation described above, shall promptly notify Mutual First thereof; provided that the failure so to notify shall not affect the obligations of Mutual First under Section 6.12(a) unless and to the extent that Mutual First is actually prejudiced as a result of such failure.

         (d) If Mutual First or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any entity, then and in each case, proper provision shall be made so that the successors and assigns of Mutual First shall assume the obligations set forth in this Section 6.12.

         6.13     Benefit Plans.

                  (a) At the Effective Time, Mutual First or a Mutual First Subsidiary shall be substituted for Marion or a Marion Subsidiary as the sponsoring employer under those benefit and welfare plans with respect to which Marion or any of its Subsidiaries is a sponsoring employer immediately prior to the Effective Time, and shall assume and be vested with all of the powers, rights, duties, obligations and liabilities previously vested in Marion or its Subsidiary with respect to each such plan. Except as expressly contemplated by a separate agreement entered into by Marion and Mutual First on the date hereof, each such plan shall be continued in effect by Mutual First or any applicable Mutual First Subsidiary after the Effective Time without a termination or discontinuance thereof as a result of the Company Merger or the Bank Merger, subject to the power reserved to Mutual First or any applicable Mutual First Subsidiary under each such plan to subsequently amend or terminate the plan, which amendments or terminations shall comply with applicable law. Marion, each Marion Subsidiary, and Mutual First will use all reasonable efforts (i) to effect said substitutions and assumptions, and such other actions contemplated under this Agreement, and (ii) to amend such plans as to the extent necessary to provide for said substitutions and assumptions, and such other actions contemplated under this Agreement.

                  (b) At or as promptly as practicable after the Effective Time as Mutual First shall reasonably determine, Mutual First shall provide, or cause a Mutual First Subsidiary to provide, to each full time employee of Marion, and its wholly-owned Subsidiaries as of the Effective Time ("Marion Employees") the opportunity to participate in each employee benefit and welfare plan maintained by Mutual First or a Mutual First Subsidiary, whichever is applicable, for similarly-situated employees provided that with respect to such plans maintained by Mutual First or a Mutual First Subsidiary, whichever is applicable, Marion Employees shall be given credit for service recognized under the corresponding plan of Marion and its Subsidiaries in determining participation in, eligibility for and vesting in benefits thereunder, and only with respect to severance and vacation plans, accrual of benefits; provided further that Marion Employees shall not be subject to any waiting periods or pre-existing condition exclusions under the group health plan of Mutual First or any applicable Mutual First Subsidiary to the extent that such periods are longer or restrictions impose a greater limitation than the periods or limitations imposed under the applicable Marion group health plan; and provided further that to the extent that the initial period of coverage for Marion Employees under any plan of Mutual First or a Mutual First Subsidiary, whichever is applicable, that is an "employee welfare benefit plan" as defined in Section 3(1) of ERISA is not a full 12-month period of coverage, Marion Employees shall be given credit under the applicable welfare plan for any deductibles and co-insurance payments made by such Marion Employees under the corresponding Marion welfare plan during the balance of such 12- month period of coverage. Nothing in the preceding sentence shall obligate Mutual First or any Mutual First Subsidiary to provide or cause to be provided any benefits duplicative to those provided under any Marion benefit or welfare plan continued pursuant to subparagraph (a) above, including, but not limited to, extending participation in any plan which is an "employee pension benefit plan" under ERISA relative to any period of time with respect to which allocations are made to Marion Employees under any employee pension benefit plan maintained or sponsored by Marion or a Marion Subsidiary. Except as otherwise provided in this Agreement, the power of Mutual First or any Mutual First Subsidiary to amend or terminate any benefit or welfare plans of Marion and its Subsidiaries shall not be altered or affected. Moreover, this subsection 6.13(b) shall not confer upon any Marion Employee any rights or remedies hereunder and shall not constitute a contract of employment or create any rights, to be retained or otherwise, in employment at Mutual First or any Mutual First Subsidiary.

                  (c) Any separate agreement entered into by Marion and Mutual First on the date hereof relating to employee or other benefits is incorporated herein by reference and shall be deemed a part of this Agreement.

         6.14 Notification of Certain Matters. Each of Marion and Mutual First shall give prompt notice to the other of any fact, event or circumstance known to it that (i) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to it, (ii) would cause or constitute a breach of any of its representations, warranties, covenants or agreements contained herein as of the date of this Agreement or (iii) would require any material amendment to any information Previously Disclosed arising from events or circumstances after the date of this Agreement or otherwise would cause a material breach of any of its representations, warranties, covenants or agreements contained herein.

         6.15 Directors. At the Effective Time, Mutual First agrees to cause four directors of Marion, Steve Banks, John Dalton, Jerry McVicker and Jon Marler, to be elected to the Mutual First Board and Mutual First Bank's Board of Directors for such terms as shall be agreed upon between the parties, subject to compliance with applicable law.

         6.16 Termination of Agreement. In the event that this Agreement is terminated by a party (the "Aggrieved Party") solely by reason of the material breach by the other party ("Breaching Party") of any of its representations, warranties, covenants or agreements contained herein then the Aggrieved Party shall be entitled to such remedies and relief against the Breaching Party as are available at law or in equity. Moreover, the Aggrieved Party without terminating this Agreement shall be entitled to specifically enforce the terms hereof against the Breaching Party in order to cause the Merger to be consummated. Each party acknowledges that there is not an adequate remedy at law to compensate the other parties relating to the non- consummation of the Merger. To this end, each party, to the extent permitted by law, irrevocably waives any defense it might have based on the adequacy of a remedy at law which might be asserted as a bar to specific performance, injunctive relief or other equitable relief.

         6.17 Liabilities and Remedies and Breakup Fee-Mutual First. (a) In the event that (i) the Marion Meeting does not take place, the Board of Directors of Marion fails to recommend approval of this Agreement and the Company Merger to the stockholders of Marion, or such Board of Directors shall adversely alter or modify its favorable recommendation of this Agreement and the Company Merger to the stockholders of Marion, and (ii) this Agreement and the Company Merger is not approved by the stockholders of Marion by the required vote, and Mutual First is not, as of the date of such event, in material breach of this Agreement, then, upon termination of this Agreement, Marion and First Federal shall be obligated to pay Mutual First in immediately available funds a cash amount of $975,000 as an agreed upon break up fee and as the sole and exclusive remedy of Mutual First and Mutual First Bank. In order to obtain the benefit of the break-up fees provided in this Section 6.17, Mutual First shall be required to execute a waiver of its rights under Section 6.16 above, and shall not take any further action to enforce any right that it might have under Section 6.16 hereof.

                  (b) In the event that a Marion Proposal occurs between the date hereof and the time of the Marion Meeting and the stockholders of Marion fail to approve this Agreement and the Company Merger under circumstances where the Board of Directors of Marion continuously maintained its favorable recommendation of this Agreement and the Company Merger, and Mutual First was not, as of the date of such action, in material breach of this Agreement, then if a definitive agreement relating to a Marion Proposal is executed by Marion or any Marion Subsidiary, or a Marion Proposal is consummated, in either case within 15 months after the termination of this Agreement, then upon the happening of such event Marion and First Federal shall be jointly and severally obligated to pay Mutual First a cash amount of $975,000 as an agreed upon break up fee and as the sole and exclusive remedy of Mutual First. There shall be no duplication of remedy under this Section 6.17(b) and 6.17(a). In order to obtain the benefit of the break-up fee provided in this Section 6.17(b), Mutual First shall be required to execute a waiver of its rights under Section 6.16 above, and shall not take any further action to enforce any right that it might have under Section 6.16 hereof.

     6.18 Liabilities and Remedies and Breakup Fee-Marion. (a) In the event that
(i) the Mutual First Meeting does not take place, the Board of Directors of Mutual First fails to recommend approval of this Agreement and the Company Merger to the stockholders of Mutual First, or such Board of Directors shall adversely alter or modify its favorable recommendation of this Agreement and the Company Merger to the stockholders of Mutual First, and (ii) this Agreement and the Company Merger is not approved by the stockholders of Mutual First by the required vote, and Marion is not, as of the date of such event, in material breach of this Agreement, then, upon termination of this Agreement, Mutual First and Mutual First Bank shall be obligated to pay Marion in immediately available funds a cash amount of $975,000 as an agreed upon break up fee and as the sole and exclusive remedy of Marion and First Federal. In order to obtain the benefit of the break-up fees provided in this Section 6.18, Marion shall be required to execute a waiver of its rights under Section 6.16 above, and shall not take any further action to enforce any right that it might have under Section 6.16 hereof.

                  (b) In the event that a Mutual First Proposal occurs between the date hereof and the time of the Mutual First Meeting and the stockholders of Mutual First fail to approve this Agreement and the Company Merger under circumstances where the Board of Directors of Mutual First continuously maintained its favorable recommendation of this Agreement and the Company Merger, and Marion was not, as of the date of such action, in material breach of this Agreement, then if a definitive agreement relating to a Mutual First Proposal is executed by Mutual First or any Mutual First Subsidiary, or a Mutual First Proposal is consummated, in either case within 15 months after the termination of this Agreement, and the transactions contemplated by this Agreement are not consummated, then upon the happening of such events Mutual First and Mutual First Bank shall be jointly and severally obligated to pay Marion a cash amount of $975,000 as an agreed upon break up fee and as the sole and exclusive remedy of Marion. There shall be no duplication of remedy under this Section 6.18(b) and 6.18(a). In order to obtain the benefit of the break-up fee provided in this Section 6.18(b), Marion shall be required to execute a waiver of its rights under Section 6.16 above, and shall not take any further action to enforce any right that it might have under Section 6.16 hereof.

                                   ARTICLE VII

                CONDITIONS TO CONSUMMATION OF THE COMPANY MERGER

         7.01 Conditions to Each Party's Obligation to Effect the Company Merger. The respective obligation of each of Mutual First, Marion and their respective Subsidiaries to consummate the Company Merger is subject to the fulfillment or written waiver by Mutual First and Marion prior to the Effective Time of each of the following conditions:

                  (a) Stockholder Approvals. This Agreement shall have been duly approved by the requisite vote of the stockholders of Marion under the Indiana Law and the Company Merger and the issuance of Mutual First Common Stock as contemplated by this Agreement shall have been approved by the requisite vote of the Mutual First stockholders under NASDAQ rules and applicable provisions of Maryland Laws.

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



                  (b) Regulatory Approvals. All regulatory approvals required to consummate the Company Merger shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired and no such approvals shall contain (i) any conditions, restrictions or requirements which the Mutual First Board reasonably determines would either before or after the Effective Time have a Material Adverse Effect on Mutual First and its Subsidiaries taken as a whole or (ii) any conditions, restrictions or requirements that are not customary and usual for approvals of such type and which the Mutual First Board reasonably determines would either before or after the Effective Time be unduly burdensome.

                  (c) No Injunction. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the Company Merger.

                  (d) Registration Statement. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

                  (e) Blue Sky Approvals. All permits and other authorizations under state securities laws necessary to consummate the transactions contemplated hereby and to issue the shares of Mutual First Common Stock to be issued in the Company Merger shall have been received and be in full force and effect.

                  (f) Listing. The shares of Mutual First Common Stock to be issued in the Company Merger shall have been approved for listing on the NASDAQ, subject to official notice of issuance.

                  (g) Permits, Authorizations. Each of Mutual First and Marion shall have obtained all material permits, authorizations, consents, waivers and approvals required for the lawful consummation of the Company Merger.

         7.02 Conditions to Obligation of Marion. The obligation of Marion and its Subsidiaries to consummate the Company Merger is also subject to the fulfillment (or written waiver by Marion) prior to the Effective Time of each of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of Mutual First set forth in this Agreement shall be true and correct in all material respects, subject in the case of Specified Representations to the standard set forth in Section 5.02, as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that (i) representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date and (ii) with respect to any information provided by Mutual First pursuant to Section 6.14(iii) relating to Section 5.04(l) on account of events arising after the date of this Agreement the representations and warranties in Section 5.04(l) shall be deemed true and correct as of the Effective Date unless such information
         individually   or  taken   together   with  other  facts,   events  and
         circumstances has resulted in or is reasonably likely to result in a Material Adverse Effect on Mutual First), and Marion shall have received a certificate, dated the Effective Date, signed on behalf of Mutual First by the Chief Executive Officer and the Chief Financial Officer of Mutual First to such effect.

                  (b) Performance of Obligations of Mutual First. Mutual First and its Subsidiaries shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Effective Time, and Marion shall have received a certificate, dated the Effective Date, signed on behalf of Mutual First by the Chief Executive Officer and the Chief Financial Officer of Mutual First to such effect.

         7.03 Conditions to Obligation of Mutual First. The obligation of Mutual First and its Subsidiaries to consummate the Company Merger is also subject to the fulfillment (or written waiver by Mutual First) prior to the Effective Time of each of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of Marion set forth in this Agreement shall be true and correct in all material respects, subject in the case of Specified Representations to the standard set forth in Section 5.02, as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that (i) representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date and (ii) with respect to any information provided by Marion pursuant to Section 6.14(iii) relating to Section 5.03(p) on account of events arising after the date of this Agreement the representations and warranties in
         Section 5.03(p) shall be deemed true and correct as of the Effective Date unless such information individually or taken together with other facts, events and circumstances has resulted in or is reasonably likely to result in a Material Adverse Effect on Marion) and Mutual First shall have received a certificate, dated the Effective Date, signed on behalf of Marion by the Chief Executive Officer and the Chief Financial Officer of Marion to such effect.

                  (b) Performance of Obligations of Marion. Marion and its Subsidiaries shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Effective Time, and Mutual First shall have received a certificate, dated the Effective Date, signed on behalf of Marion by the Chief Executive Officer and the Chief Financial Officer of Marion to such effect.

                                  ARTICLE VIII

                                   TERMINATION

     8.01 Termination. This Agreement may be terminated, and the Transactions may be abandoned:

                  (a) Mutual Consent. At any time prior to the Effective Time, by the mutual consent of Mutual First and Marion, if the Board of Directors of each so determines by vote of a majority of the members of its entire Board.

                  (b) Breach. At any time prior to the Effective Time, by Mutual First or Marion, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of either:
         (i) a breach by the other party of any representation or warranty contained herein (subject in the case of Specified Representations to the standard set forth in Section 5.02), which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach; or (ii) a breach by the other party in any material respect of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach.

                  (c) Delay. At any time prior to the Effective Time, by Mutual First or Marion, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event that the Company Merger is not consummated by February 28, 2001, except to the extent that the failure of the Company Merger then to be consummated arises out of or results from the knowing action or inaction of the party seeking to terminate pursuant to this Section 8.01(c).

                  (d) No Approval. By Marion or Mutual First, if its Board of Directors so determines by a vote of a majority of the members of its entire Board, in the event (i) the approval of any Governmental Authority required for consummation of the Company Merger and the Bank Merger shall have been denied by final nonappealable action of such Governmental Authority or (ii) any stockholder approval required by
         Section 7.01(a) herein is not obtained at the Marion Meeting or the Mutual First Meeting.

                  (e) Failure to Recommend, Etc. At any time prior to the Marion Meeting, by Mutual First if the Marion Board shall have failed to unanimously recommend approval and adoption of this Agreement to the Marion stockholders, withdrawn such recommendation or modified or changed such recommendation in a manner adverse in any respect to the interests of Mutual First; or at any time prior to the Mutual First Meeting, by Marion, if the Mutual First Board shall have failed to unanimously recommend to the Mutual First stockholders approval of the issuance of Mutual First Common Stock to be issued pursuant to the Company Merger, withdrawn such recommendation or modified or changed such recommendation in a manner adverse in any respect to the interests of Marion.

         8.02 Effect of Termination and Abandonment. In the event of termination of this Agreement and the abandonment of the Transaction pursuant to this
Article VIII, no party to this Agreement shall have any liability or further obligation to any other party hereunder except (i) as set forth in Section 9.01 and (ii) that termination will not relieve a breaching party from liability for any willful breach of this Agreement giving rise to such termination. Provided, however, if a party pursues its rights under Section 6.17 or 6.18, whichever is applicable, then such party shall not be entitled to any other relief. Conversely, if a party pursues a remedy pursuant to this Section 8.02, then it shall waive its rights under Section 6.17 or 6.18, whichever is applicable.

                                   ARTICLE IX

                                  MISCELLANEOUS

         9.01 Survival. No representations, warranties, agreements and covenants contained in this Agreement shall survive the Effective Time (other than the agreements and covenants contained in Section 6.12 and 6.15 and this Article IX which shall survive the Effective Time) or the termination of this Agreement if this Agreement is terminated prior to the Effective Time (other than Sections 6.03(b), 6.04, 6.05(b), 6.17, 6.18, 8.02 and this Article IX which shall survive such termination).

         9.02 Waiver; Amendment. Prior to the Effective Time, any provision of this Agreement may be (i) waived by the party benefitted by the provision, or
(ii) amended or modified at any time, by an agreement in writing between the parties hereto executed in the same manner as this Agreement, except that after the Marion Meeting, the consideration to be received by the Marion stockholders for each share of Marion Common Stock shall not thereby be decreased if such decrease shall violate Indiana Law.

         9.03 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original.

         9.04 Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Indiana applicable to contracts made and to be performed entirely within such State (except to the extent that mandatory provisions of Federal law are applicable).

         9.05 Expenses. Except as otherwise provided herein, each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby.

         9.06 Notices. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given if personally delivered, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.

If to Marion, to:

         Marion Capital Holdings, Inc.
         100 West Third Street
         Marion, Indiana 46952

         Attention: Steven L. Banks, Chief Executive Officer

With a copy to:

         Barnes & Thornburg
         11 South Meridian Street
         Indianapolis, Indiana 46204

         Attn: Claudia V. Swhier, Esq.

If to Mutual First, to:

         Mutual First Financial, Inc.
         110 E. Charles Street
         Muncie, Indiana 47305

         Attention: R. Donn Roberts, Chief Executive Officer

With a copy to:

         Silver, Freedman & Taff, LLP
         Suite 700 East
         1100 New York Avenue, N.W.
         Washington, DC 20005-3934

         Attn: James S. Fleischer, Esq.


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



         9.07 Entire Understanding; No Third Party Beneficiaries. This Agreement and any Supplemental Letter entered into by the parties on the date hereof represent the entire understanding of the parties hereto with reference to the transactions contemplated hereby and thereby and this Agreement supersedes any and all other oral or written agreements heretofore made. Except for Section
6.12 and 6.15 and the separate agreement entered into by Marion and Mutual First on the date hereof, nothing in this Agreement expressed or implied, is intended to confer upon any person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         9.08 Interpretation; Effect. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of, or Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." No provision of this Agreement shall be construed to require Marion, Mutual First or any of their respective Subsidiaries, affiliates or directors to take any action which would violate applicable law (whether statutory or common law), rule or regulation.

                                      * * *


         The parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

                                              MARION CAPITAL HOLDINGS, INC.


                                              By:  /s/ Steven L. Banks
                                                 ---------------------
                                              Name:    Steven L. Banks
                                              Title:   Chief Executive Officer

                                              MUTUAL FIRST FINANCIAL, INC.


                                              By:  /s/ R. Donn Roberts
                                                 ---------------------
                                              Name:    R. Donn Roberts
                                              Title:   Chief Executive Officer





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